LIVERAMP ANNOUNCES RESULTS FOR SECOND QUARTER FY25

Revenue up 16% year-over-year
Third Consecutive Quarter of Double-Digit Revenue Growth
$1M+ Customer Count a Record High of 125
Share Repurchases totaled $50 million in Q2 and $66 million Fiscal YTD

SAN FRANCISCO, Calif., November 6, 2024—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the fiscal 2025 second quarter ended September 30, 2024.

Q2 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $185 million, up 16%.

•Subscription revenue was $143 million, up 14%.

•Marketplace & Other revenue was $42 million, up 23%.

•GAAP gross profit was $134 million, up 13%. GAAP gross margin compressed by 2 percentage points to 72%. Non-GAAP gross profit was $139 million, up 16%. Non-GAAP gross margin was stable at 75%.

•GAAP operating income was $7 million compared to $8 million. GAAP operating margin compressed by one percentage point to 4%. Non-GAAP operating income was $41 million compared to $32 million. Non-GAAP operating margin expanded by 2 percentage points to 22%.

•GAAP diluted earnings per share was $0.03 and non-GAAP diluted earnings per share was $0.51.

•Net cash provided by operating activities was $56 million, up from $36 million.

•Second quarter share repurchases totaled approximately 1.9 million shares for $50 million. Fiscal year to date through September 30, 2024 share repurchases totaled approximately 2.4 million shares for $66 million.

A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said, “Revenue and operating income exceeded our expectations and revenue grew by double-digits for a third consecutive quarter. We continue to see strong momentum with our Data Collaboration Platform. Our recent platform update makes it faster and easier for customers to activate their first-party data. We continue to scale our clean room network by adding the largest premium publishers and retail media networks that marketers want to engage in data collaboration. These actions – among others – increase the utility of our platform, which will support our future growth.”

P 1

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fiscal 2025 second quarter ended September 30, 2024 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q2 FY25	Q2 FY24	Q2 FY25	Q2 FY24
Subscription revenue	$143	$126	$—	$—
YoY change %	14%	5%
Marketplace & Other revenue	$42	$34	$—	$—
YoY change %	23%	25%
Total revenue	$185	$160	$—	$—
YoY change %	16%	9%

Gross profit	$134	$119	$139	$121
% Gross margin	72%	74%	75%	75%
YoY change, pts	(2)pts	3pts	(0)pts	0pts

Operating income (loss)	$7	$8	$41	$32
% Operating margin	4%	5%	22%	20%
YoY change, pts	(1)pts	25pts	2pts	8pts

Net earnings (loss)	$2	$5	$34	$29
Diluted earnings (loss) per share	$0.03	$0.07	$0.51	$0.43

Shares to calculate diluted EPS	67.3	67.9	67.3	67.9
YoY change %	(1)%	1%	(1)%	0%

Operating cash flow	$56	$36	$—	$—
Free cash flow to equity	$—	$—	$55	$36

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

P 2

Additional Business Highlights & Metrics

•In August 2024 the Board of Directors approved an amendment to the existing share repurchase program to expand the authorization by $200 million to $1.3 billion and extend the expiration by two years to December 31, 2026 (link). As of September 30, 2024, there was approximately $292 million in remaining capacity under the program.

•In October 2024 we released the semi-annual update to the LiveRamp Data Collaboration Platform that will accelerate our customers’ time to value by making it easier and faster to deliver personalized and relevant marketing experiences to consumers. The updates enable first-party identity graphs with self-service capability, standardized queries to help customers drive immediate insights with clean room measurement, and faster activation and performance (additional information).

•In October 2024 we announced the first Artificial Intelligence (AI) destinations to our network with Perplexity and Chalice. Through these partnerships, LiveRamp will enable marketers to personalize AI-powered searches on Perplexity and connect AI-powered custom audiences on Meta and YouTube with Chalice, with more social platforms to follow (additional information).

•LiveRamp ended the quarter with 125 customers whose annualized subscription revenue exceeds $1 million, compared to 99 in the prior year period.

•LiveRamp ended the quarter with 885 direct subscription customers, compared to 895 in the prior year period.

•Subscription net retention was 107% and platform net retention was 110%.

•Annual recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $483 million, up 13% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $374 million, up 10% compared to the prior year period.

P 3

Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the third quarter of fiscal 2025, LiveRamp expects to report:

•Revenue of $191 million, an increase of 10%
•GAAP operating income of $8 million
•Non-GAAP operating income of $39 million

For fiscal 2025, LiveRamp increases its guidance and expects to report:

•Revenue of between $737 million and $739 million, an increase of 12%
•GAAP operating income of between $6 million and $8 million
•Non-GAAP operating income of between $133 million and $135 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is the data collaboration platform of choice for the world’s most innovative companies. A groundbreaking leader in enterprise identity, LiveRamp offers a connected customer view with clarity and context while protecting brand and consumer trust. We offer flexibility to collaborate wherever data lives to support a wide range of data collaboration use cases—within organizations, between brands, and across our global network of premier partners. Global innovators, from iconic consumer brands and tech platforms to retailers, financial services, and healthcare leaders, turn to LiveRamp to deepen customer engagement and loyalty, activate new partnerships, and maximize the value of their first-party data while staying on the forefront of rapidly evolving compliance and privacy requirements. LiveRamp is based in San Francisco, California with offices worldwide. Learn more at LiveRamp.com.

P 4

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2025 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to high interest rates, cost increases, the possibility of a recession, general inflationary pressure, geo-political circumstances that could result in increased economic uncertainties and the associated impacts of these potential events on our suppliers, customers and partners; the Company’s dependence upon customer renewals, new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; rapidly changing technology’s impact on our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating acquired businesses (including Habu); and attracting, motivating and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations and legislation relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.
P 5

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2024	2023	Variance	Variance

Revenues	$185,483	$159,871	25,612	16.0%
Cost of revenue	51,234	41,212	10,022	24.3%
Gross profit	134,249	118,659	15,590	13.1%
% Gross margin	72.4%	74.2%

Operating expenses
Research and development	43,889	33,733	10,156	30.1%
Sales and marketing	51,107	44,135	6,972	15.8%
General and administrative	31,369	26,009	5,360	20.6%
Gains, losses and other items, net	397	6,574	(6,177)	NA
Total operating expenses	126,762	110,451	16,311	14.8%

Income from operations	7,487	8,208	(721)	(8.8)%
% Margin	4.0%	5.1%

Total other income, net	4,197	6,431	(2,234)	(34.7)%

Income from continuing operations before income taxes	11,684	14,639	(2,955)	(20.2)%

Income tax expense	9,952	10,163	(211)	(2.1)%

Net earnings from continuing operations	1,732	4,476	(2,744)	(61.3)%

Earnings from discontinued operations, net of tax	—	387	(387)	(100.0)%

Net earnings	$1,732	$4,863	(3,131)	(64.4)%

Basic earnings per share:
Continuing operations	$0.03	$0.07	(0.04)	(61.3)%
Discontinued operations	—	0.01	(0.01)	n/a
Basic earnings per share	$0.03	$0.07	(0.05)	(64.4)%

Diluted earnings per share:
Continuing operations	$0.03	$0.07	(0.04)	(61.0)%
Discontinued operations	—	0.01	(0.01)	n/a
Diluted earnings per share	$0.03	$0.07	(0.05)	(64.1)%

Basic weighted average shares	66,294	66,284
Diluted weighted average shares	67,309	67,868
Totals may not sum due to rounding.
P 7

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2024	2023	Variance	Variance

Revenues	361,444	313,940	47,504	15.1%
Cost of revenue	102,983	86,833	16,150	18.6%
Gross profit	258,461	227,107	31,354	13.8%
% Gross margin	71.5%	72.3%

Operating expenses
Research and development	88,007	68,252	19,755	28.9%
Sales and marketing	105,282	89,014	16,268	18.3%
General and administrative	62,330	52,673	9,657	18.3%
Gains, losses and other items, net	603	6,690	(6,087)	(91.0)%
Total operating expenses	256,222	216,629	39,593	18.3%

Income from operations	2,239	10,478	(8,239)	(78.6)%
% Margin	0.6%	3.3%

Total other income, net	8,641	11,280	(2,639)	(23.4)%

Income from continuing operations before income taxes	10,880	21,758	(10,878)	(50.0)%
Income tax expense	16,637	18,868	(2,231)	(11.8)%
Net earnings (loss) from continuing operations	(5,757)	2,890	(8,647)	(299.2)%

Earnings from discontinued operations, net of tax	—	387	(387)	(100.0)%

Net earnings (loss)	(5,757)	3,277	(9,034)	(275.7)%

Basic earnings (loss) per share:
Continuing operations	(0.09)	0.04	(0.13)	(299.0)%
Discontinued operations	0.00	0.01	(0.01)	(100.0)%
Basic earnings (loss) per share	(0.09)	0.05	(0.14)	(275.5)%

Diluted earnings (loss) per share:
Continuing operations	(0.08)	0.04	(0.13)	(298.5)%
Discontinued operations	0.00	0.01	(0.01)	(100.0)%
Diluted earnings (loss) per share	(0.08)	0.05	(0.13)	(275.0)%

Basic weighted average shares	66,458	66,391
Diluted weighted average shares	67,886	67,628
Totals may not sum due to rounding.
P 8

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2024	2023	2024	2023

Income from continuing operations before income taxes	$11,684	$14,639	10,880	21,758
Income tax expense	9,952	10,163	16,637	18,868
Net earnings (loss)	$1,732	$4,863	(5,757)	3,277

Basic earnings (loss) per share	$0.03	$0.07	(0.09)	0.05
Diluted earnings (loss) per share	$0.03	$0.07	(0.09)	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,748	1,217	7,594	4,507
Non-cash stock compensation (cost of revenue and operating expenses)	29,068	15,735	57,053	29,027
Restructuring and merger charges (gains, losses, and other)	397	6,574	603	6,690
Transformation costs (general and administrative)	—	—	0	1,875
Total excluded items from continuing operations	$33,213	$23,526	65,250	42,099

Income from continuing operations before income taxes and excluding items	$44,897	$38,165	76,130	63,857
Income tax expense (2)	10,745	9,036	18,116	15,203
Non-GAAP net earnings from continuing operations	$34,152	$29,129	58,014	48,654

Non-GAAP earnings per share from continuing operations:
Basic	$0.52	$0.44	0.87	0.73
Diluted	$0.51	$0.43	0.85	0.72

Basic weighted average shares	66,294	66,284	66,458	66,391
Diluted weighted average shares, Non-GAAP	67,309	67,868	67,886	67,628

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.

P 9

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2024	2023	2024	2023

Income from operations	$7,487	$8,208	$2,239	$10,478

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,748	1,217	7,594	4,507
Non-cash stock compensation (cost of revenue and operating expenses)	29,068	15,735	57,053	29,027
Restructuring and merger charges (gains, losses, and other)	397	6,574	603	6,690
Transformation costs (general and administrative)	—	—	—	1,875
Total excluded items	33,213	23,526	65,250	42,099

Income from continuing operations before excluded items	$40,700	$31,734	$67,489	$52,577

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 10

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2024	2023	2024	2023

Net earnings (loss) from continuing operations	$1,732	$4,476	$(5,757)	$2,890

Income tax expense	9,952	10,163	16,637	18,868

Total other income, net	(4,197)	(6,431)	(8,641)	(11,280)

Income from operations	7,487	8,208	2,239	10,478

Depreciation and amortization	4,450	1,864	9,004	5,903

EBITDA	$11,937	$10,072	$11,243	$16,381

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$29,068	$15,735	$57,053	$29,027
Restructuring and merger charges (gains, losses, and other)	397	6,574	603	6,690
Transformation costs (general and administrative)	—	—	—	1,875

Other adjustments	29,465	22,309	57,656	37,592

Adjusted EBITDA	$41,402	$32,381	$68,899	$53,973

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 11

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2024	2024	Variance	Variance
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$338,946	$336,867	2,079	0.6%
Restricted cash	2,631	2,604	27	1.0%
Short-term investments	9,494	32,045	(22,551)	(70.4)%
Trade accounts receivable, net	192,067	190,313	1,754	0.9%
Refundable income taxes, net	4,195	8,521	(4,326)	(50.8)%
Other current assets	34,787	31,682	3,105	9.8%
Total current assets	582,120	602,032	(19,912)	(3.3)%

Property and equipment	25,678	25,394	284	1.1%
Less - accumulated depreciation and amortization	18,304	17,213	1,091	6.3%
Property and equipment, net	7,374	8,181	(807)	(9.9)%

Intangible assets, net	26,989	34,583	(7,594)	(22.0)%
Goodwill	501,924	501,756	168	—%
Deferred commissions, net	43,456	48,143	(4,687)	(9.7)%
Other assets, net	33,025	36,748	(3,723)	(10.1)%
	$1,194,888	$1,231,443	(36,555)	(3.0)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$91,457	$81,202	10,255	12.6%
Accrued payroll and related expenses	27,340	61,575	(34,235)	(55.6)%
Other accrued expenses	44,515	42,857	1,658	3.9%
Deferred revenue	36,156	30,942	5,214	16.9%
Total current liabilities	199,468	216,576	(17,108)	(7.9)%

Other liabilities	63,363	65,732	(2,369)	(3.6)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,782	15,594	188	1.2%
Additional paid-in capital	1,994,541	1,933,776	60,765	3.1%
Retained earnings	1,308,415	1,314,172	(5,757)	(0.4)%
Accumulated other comprehensive income	5,083	3,964	1,119	28.2%
Treasury stock, at cost	(2,391,764)	(2,318,371)	(73,393)	3.2%
Total stockholders' equity	932,057	949,135	(17,078)	(1.8)%

	$1,194,888	$1,231,443	(36,555)	(3.0)%

P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$1,732	$4,863
Earnings from discontinued operations, net of tax	—	(387)
Non-cash operating activities:
Depreciation and amortization	4,450	1,864
Loss (gain) on disposal or impairment of assets	15	(6)
Lease-related impairment and restructuring charges	—	2,315
Provision for doubtful accounts	695	(18)
Impairment of goodwill	—	2,875
Deferred income taxes	10	40
Non-cash stock compensation expense	29,068	15,735
Changes in operating assets and liabilities:
Accounts receivable, net	13,955	(1,867)
Deferred commissions	1,946	(2,993)
Other assets	331	735
Accounts payable and other liabilities	7,052	12,340
Income taxes	(1,222)	6,463
Deferred revenue	(2,436)	(6,195)
Net cash provided by operating activities	55,596	35,764
Cash flows from investing activities:
Capital expenditures	(241)	(200)
Purchases of investments	—	(24,385)
Proceeds from sales of investments	22,995	25,750
Purchases of strategic investments	—	(500)
Net cash provided by investing activities	22,754	665
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	160	2
Shares repurchased for tax withholdings upon vesting of stock-based awards	(893)	(677)
Acquisition of treasury stock	(49,868)	(15,122)
Net cash used in financing activities	(50,601)	(15,797)
Cash flows from discontinued operations:
From operating activities	—	387
Net cash provided by discontinued operations	—	387
Effect of exchange rate changes on cash	814	377

Net change in cash, cash equivalents and restricted cash	28,563	21,396
Cash, cash equivalents and restricted cash at beginning of period	313,014	470,773
Cash, cash equivalents and restricted cash at end of period	$341,577	$492,169

P 13

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2024	2023
Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	$11,131	$3,514
Cash received for income taxes, net from discontinued operations	$—	$(595)
Cash received for tenant improvement allowances	(1,758)	—
Cash paid for operating lease liabilities	2,539	2,689
Operating lease assets obtained in exchange for operating lease liabilities	193	1,112
Purchases of property, plant and equipment remaining unpaid at period end	238	211

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2024	2023
Cash flows from operating activities:
Net earnings (loss)	$(5,757)	$3,277
Earnings from discontinued operations, net of tax	—	(387)
Non-cash operating activities:
Depreciation and amortization	9,004	5,903
Gain on disposal or impairment of assets	20	302
Lease-related impairment and restructuring charges	(36)	2,315
Provision for doubtful accounts	1,245	(237)
Impairment of goodwill	—	2,875
Deferred income taxes	38	87
Non-cash stock compensation expense	57,053	29,027
Changes in operating assets and liabilities:
Accounts receivable, net	(2,627)	(16,258)
Deferred commissions	4,687	(2,907)
Other assets	3,998	5,743
Accounts payable and other liabilities	(31,994)	(12,885)
Income taxes	5,570	43,699
Deferred revenue	5,067	903
Net cash provided by operating activities	46,268	61,457
Cash flows from investing activities:
Capital expenditures	(467)	(253)
Purchases of investments	(1,967)	(24,385)
Proceeds from sales of investments	24,995	25,750
Purchases of strategic investments	(400)	(1,000)
Net cash provided by investing activities	22,161	112
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,327	5,575
Shares repurchased for tax withholdings upon vesting of stock-based awards	(7,740)	(4,569)
Acquisition of treasury stock	(65,653)	(35,325)
Net cash used in financing activities	(67,066)	(34,319)

Cash flows from discontinued operations:
From operating activities	—	387
Net cash provided by discontinued operations	—	387
Effect of exchange rate changes on cash	743	84

Net change in cash, cash equivalents and restricted cash	2,106	27,721
Cash, cash equivalents and restricted cash at beginning of period	339,471	464,448
Cash, cash equivalents and restricted cash at end of period	$341,577	$492,169

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2024	2023
Supplemental cash flow information:
Cash paid (received) for income taxes, net from continuing operations	$11,000	$(25,139)
Cash received for income taxes, net from discontinued operations	—	(595)
Cash received for tenant improvement allowances	(1,758)	—
Cash paid for operating lease liabilities	4,877	5,148
Operating lease assets obtained in exchange for operating lease liabilities	1,043	11,677
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(555)	(4,486)
Purchases of property, plant and equipment remaining unpaid at period end	238	211
P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025

Net Cash Provided by (Used in) Operating Activities	$25,693	$35,764	$16,556	$27,643	$105,656	$(9,328)	$55,596	$46,268

Less:
Capital expenditures	(53)	(200)	(2,211)	(1,791)	(4,255)	(226)	(241)	(467)

Free Cash Flow to Equity	$25,640	$35,564	$14,345	$25,852	$101,401	$(9,554)	$55,355	$45,801

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Qtr-to-Qtr
	FY2024					FY2025			FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025	%	$

Revenues	$154,069	$159,871	$173,869	$171,852	$659,661	$175,961	185,483	361,444	16.0%	25,612
Cost of revenue	45,621	41,212	44,934	47,722	179,489	51,749	51,234	102,983	24.3%	10,022
Gross profit	108,448	118,659	128,935	124,130	480,172	124,212	134,249	258,461	13.1%	15,590
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.5%

Operating expenses
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	88,007	30.1%	10,156
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	105,282	15.8%	6,972
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	62,330	20.6%	5,360
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	603	(94.0)%	(6,177)
Total operating expenses	106,178	110,451	113,734	138,405	468,768	129,460	126,762	256,222	14.8%	16,311

Income (loss) from operations	2,270	8,208	15,201	(14,275)	11,404	(5,248)	7,487	2,239	(8.8)%	(721)
% Margin	5.0%	24.3%	40.2%	(31.6)%	1.7%	(3.0)%	4.0%	0.6%

Total other income, net	4,849	6,431	6,607	5,070	22,957	4,444	4,197	8,641	(34.7)%	(2,234)

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	11,684	10,880	(20.2)%	(2,955)
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	16,637	(2.1)%	(211)
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	(5,757)	(61.3)%	(2,744)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	—	(100.0)%	(387)

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)	$1,732	$(5,757)	(64.4)%	(3,131)
P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									Qtr-to-Qtr
	FY2024					FY2025			FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025	%	$

Basic earnings (loss) per share:
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	0.03	(0.09)	(61.3)%	(0.04)
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.00	(100.0)%	(0.01)
Basic earnings (loss) per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.18	$(0.11)	0.03	(0.09)	(64.4)%	(0.05)

Diluted earnings (loss) per share:
Continuing operations	$(0.02)	$0.07	$0.20	$(0.09)	$0.15	$(0.11)	0.03	(0.09)	(61.0)%	(0.04)
Discontinued operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.00	(100.0)%	(0.01)
Diluted earnings (loss) per share	$(0.02)	$0.07	$0.21	$(0.08)	$0.17	$(0.11)	0.03	(0.09)	(64.1)%	(0.05)

Some earnings (loss) per share amounts may not add due to rounding.

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	66,458
Diluted weighted average shares	66,497	67,868	67,943	66,323	67,918	66,621	67,309	66,458

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025
Expenses:
Cost of revenue	$45,621	$41,212	$44,934	$47,722	$179,489	$51,749	$51,234	$102,983
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	88,007
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	105,282
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	62,330
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	603

Gross profit, continuing operations:	108,448	118,659	128,935	124,130	480,172	124,212	134,249	258,461
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.5%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846	3,748	7,594
Non-cash stock compensation (cost of revenue)	629	629	817	1,478	3,553	1,596	1,499	3,095
Non-cash stock compensation (research and development)	5,077	5,293	6,960	9,859	27,189	10,205	10,920	21,125
Non-cash stock compensation (sales and marketing)	3,736	4,786	4,089	6,337	18,948	7,093	7,383	14,476
Non-cash stock compensation (general and administrative)	3,850	5,027	5,631	7,106	21,614	9,091	9,266	18,357
Restructuring charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	603
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—	—	—
Total excluded items	18,573	23,526	21,180	30,393	93,672	32,037	33,213	65,250

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025
Expenses, excluding items:
Cost of revenue	41,702	39,366	42,936	43,147	167,151	46,307	45,987	92,294
Research and development	29,442	28,440	30,828	35,302	124,012	33,913	32,969	66,882
Sales and marketing	41,143	39,349	42,114	54,139	176,745	47,082	43,724	90,806
General and administrative	20,939	20,982	21,610	23,146	86,677	21,870	22,103	43,973
Gains, losses and other items, net	—	—	—	—	—	—	—	—

Gross profit, excluding items:	$112,367	$120,505	$130,933	$128,705	$492,510	$129,654	$139,496	$269,150
% Gross margin	72.9%	75.4%	75.3%	74.9%	74.7%	73.7%	75.2%	74.5%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025

Income (loss) from continuing operations before income taxes	$7,119	$14,639	$21,808	$(9,205)	$34,361	$(804)	11,684	10,880
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	16,637
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	(5,757)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	—

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)	1,732	(5,757)

Earnings (loss) per share:
Basic	$(0.02)	$0.07	$0.21	$(0.08)	$0.18	$(0.11)	0.03	(0.09)
Diluted	$(0.02)	$0.07	$0.21	$(0.08)	$0.17	$(0.11)	0.03	(0.09)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$3,290	$1,217	$1,181	$3,097	$8,785	$3,846	3,748	7,594
Non-cash stock compensation (cost of revenue and operating expenses)	13,292	15,735	17,497	24,780	71,304	27,985	29,068	57,053
Restructuring and merger charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	603
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—	—	—
Total excluded items from continuing operations	18,573	23,526	21,180	30,393	93,672	32,037	33,213	65,250

Income from continuing operations before income taxes and excluding items	$25,692	$38,165	$42,988	$21,188	$128,033	$31,233	44,897	76,130
Income tax expense	6,167	9,036	10,732	3,947	29,882	7,371	10,745	18,116
Non-GAAP net earnings from continuing operations	$19,525	$29,129	$32,256	$17,241	$98,151	$23,862	34,152	58,014

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	FY2025

Non-GAAP earnings per share from continuing operations:
Basic	$0.29	$0.44	$0.49	$0.26	$1.48	$0.36	0.52	0.87
Diluted	$0.29	$0.43	$0.47	$0.25	$1.45	$0.35	0.51	0.85

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	66,458
Diluted weighted average shares, Non-GAAP	67,388	67,868	67,943	68,471	67,918	68,463	67,309	67,886

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	December 31, 2024	March 31, 2025

		Low	High

GAAP income from operations	$8,000	$6,000	$8,000

Excluded items:
Purchased intangible asset amortization	$4,000	$15,000	$15,000
Non-cash stock compensation	27,000	111,000	111,000
Restructuring costs	—	1,000	1,000
Transformation costs	—
Total excluded items	$31,000	$127,000	$127,000

Non-GAAP income from operations	$39,000	$133,000	$135,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the current year, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

P 25

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26